UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2009
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Advanced Energy Industries, Inc (“we”, “us”, “our”, or the “Company”) entered into a Credit Line Account Agreement (the “Credit Line Agreement”) with UBS Bank USA (“UBS Bank”) dated as of April 30, 2009 that became effective on June 2, 2009 upon the receipt of signature pages from UBS Bank. The Credit Line Agreement provides us with an uncommitted, demand revolving line of credit (an intended “no net cost loan”) of $21.0 million, as determined by UBS Bank in its sole discretion, that is secured by our auction rate securities that we have pledged as collateral.
UBS Bank may, upon our request, make one or more advances to us. The interest expense that we pay on the no net cost loan is not expected to exceed the interest income that we receive on the auction rate securities that we have pledged to UBS Bank as security for the no net cost loan and which reside in our collateral account. If the payments on our auction rate securities are not sufficient to pay the accrued interest on such advances before a due date, UBS Bank may, in its sole discretion (1) capitalize unpaid interest as an additional advance or (2) require us to make payment of all accrued and unpaid interest. UBS Bank may demand full or partial payment of the no net cost loan, at its sole option and without cause, at any time. UBS Bank may, at any time, in its discretion, terminate and cancel the no net cost loan. If at any time UBS Bank exercises its right of demand under certain sections of the Credit Line Agreement, then UBS Financial Services Inc. or one of its affiliates shall provide, as soon as reasonably possible, alternative financing on substantially the same terms and conditions as those under the Credit Line Agreement and UBS Bank agrees that the Credit Line Agreement shall remain in full force and effect until such time as such alternative financing has been established.
The above mentioned summary of the Credit Line Agreement is described in its entirety by the copies of the Credit Line Agreement, the Addendum to Credit Line Account Application and Agreement, the Addendum to Credit Line Agreement, and the Important Notice on Interest Rates and Payments attached hereto respectively as Exhibits 10.1, 10.2, 10.3 and 10.4, each of which is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) The following exhibit is furnished pursuant to Item 1.01.
10.1	Credit Line Agreement, executed by Advanced Energy Industries, Inc. on April 30, 2009, by and between Advanced Energy Industries, Inc. and UBS Bank USA.

10.2	Addendum to Credit Line Account Application and Agreement, executed by Advanced Energy Industries, Inc. on April 30, 2009, by and among Advanced Energy Industries, Inc., UBS Bank USA and UBS Financial Services Inc.

10.3	Addendum to Credit Line Agreement, executed by Advanced Energy Industries, Inc. on April 30, 2009, by and between Advanced Energy Industries, Inc. and UBS Bank USA.

10.4	Important Notice on Interest Rates and Payments, executed by Advanced Energy Industries, Inc. on April 30, 2009, by and between Advanced Energy Industries, Inc. and UBS Bank USA.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

Date: June 4, 2009	/s/ Lawrence D. Firestone
Lawrence D. Firestone
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Line Agreement, executed by Advanced Energy Industries, Inc. on April 30, 2009, by and between Advanced Energy Industries, Inc. and UBS Bank USA.

10.2	Addendum to Credit Line Account Application and Agreement, executed by Advanced Energy Industries, Inc. on April 30, 2009, by and among Advanced Energy Industries, Inc., UBS Bank USA and UBS Financial Services Inc.

10.3	Addendum to Credit Line Agreement, executed by Advanced Energy Industries, Inc. on April 30, 2009, by and between Advanced Energy Industries, Inc. and UBS Bank USA.

10.4	Important Notice on Interest Rates and Payments, executed by Advanced Energy Industries, Inc. on April 30, 2009, by and between Advanced Energy Industries, Inc. and UBS Bank USA.